UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2009

Commission File No. 333-140685

World Series of Golf, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	87-0719383
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

10161 Park Run Drive, Suite 150
Las Vegas, Nevada 89145
(Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

          Effective as of September 6, 2009, Mr. R. Terry Leiweke resigned from his position as a director and as President of our company. To our knowledge, Mr. Leiweke’s resignation as a director was not tendered because of a disagreement relating to our operations, policies or practices.

           Effective as of September 6, 2009, our board of directors (the “Board”) appointed Mr. Joseph F. Martinez, our current Chief Executive Officer and a member of the Board, as the new President of our company. Mr. Martinez will not receive any additional compensation for serving as President.

Adoption of Amended and Restated 2009 Equity Incentive Plan

          On September 1, 2009, the Board approved the adoption of our Amended and Restated 2009 Equity Incentive Plan (the “Amended 2009 Plan”). The Board amended the 2009 Equity Incentive Plan to increase the amount of shares of common stock issuable thereunder from 3,000,000 to 4,000,000 shares.

           The description of the 2009 Equity Incentive Plan contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2009 is incorporated herein by reference. Such description is qualified in its entirety by reference to the text of the Amended 2009 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.      Financial Statements and Exhibits.

(d)      Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Document

10.1	Amended and Restated 2009 Equity Incentive Plan of World Series of Golf, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD SERIES OF GOLF, INC.
(Registrant)

By:	/s/ Joseph F. Martinez
Joseph F. Martinez
Chief Executive Officer

Dated: September 10, 2009

EXHIBIT INDEX

Exhibit No.	Document

10.1	Amended and Restated 2009 Equity Incentive Plan of World Series of Golf, Inc.